43638-1
     Form N-SAR
     Registrant:       Franklin     Templeton
     Variable Insurance Products Trust
               Period ended June 30, 2006

Sub-item 77Q1. Exhibits. The following exhibits are attached:

  a) Amendment to Investment Advisory Agreement dated January 1, 2001, between Franklin Templeton
     Variable Insurance Products Trust, on behalf of
     Templeton Foreign Securities Fund, and Templeton
     Investment Counsel, LLC effective as of May 1,
     2006.

  b) Amendment to Investment Advisory Agreement dated April 1, 1999, between Franklin Templeton
     Variable Insurance Products Trust, on behalf of
     Mutual Shares Securities Fund, and Franklin Mutual
     Advisers, LLC effective as of May 1, 2006.
                   AMENDMENT TO
           INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of May 1, 2006, is to  the
Investment Advisory Agreement made as of  the  1st
day  of  January  2001, (the "Agreement")  by  and
between   Templeton   Foreign   Securities    Fund
(formerly   known   as   Templeton   International
Securities  Fund), a series of Franklin  Templeton
Variable     Insurance    Products    Trust,     a
Massachusetts  business trust  (the  "Fund"),  and
Templeton    Investment    Counsel,    LLC    (the
"Investment Adviser").

                    WITNESSETH:

     WHEREAS, both the Investment Adviser and the Fund wish to amend Paragraph 5 of the Agreement;
and
     WHEREAS, the Board of Trustees of the Fund, including a majority of the Independent Trustees of the Fund present in person, approved the following amendment at a meeting called for such purpose on April 18, 2006.
      NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree as follows:
     The  Fund  agrees  to pay to  the  Investment
Adviser a monthly fee in dollars, at the annual rate of the Fund's daily net assets, as listed below, payable at the end of each calendar month:

          0.750%  of  the value  of  net
          assets  up  to  and  including
          $200,000,000;

          0.675%  of  the value  of  net
          assets  over $200,000,000  and
          not over $1.3 billion;

          0.600%  of  the value  of  net
          assets  over $1.3 billion  and
          not over $10 billion;

          0.580%  of  the value  of  net
          assets  over  $10 billion  and
          not over $15 billion;

          0.560%  of  the value  of  net
          assets  over  $15 billion  and
          not over $20 billion; and

          0.540%  of  the value  of  net
          assets   in  excess   of   $20
          billion.

     IN WITNESS WHEREOF, this Amendment has been executed on behalf of each party as of the date set forth above.



FRANKLIN TEMPLETON VARIABLE
INSURANCE PRODUCTS TRUST on behalf of
Templeton Foreign Securities Fund


By:/s/    Karen L. Skidmore
     Karen L. Skidmore
     Vice President and Secretary


TEMPLETON INVESTMENT COUNSEL, LLC


By:/s/    James R. Baio
     James R. Baio
     Senior Vice President &
     Chief Financial Officer


Exhibit 77Q1 b)
Form N-SAR
Franklin Templeton Variable Insurance Products
Trust

                   AMENDMENT TO
               MANAGEMENT AGREEMENT

This Amendment dated as of May 1, 2006, is to  the
Management  Agreement made as of the  1st  day  of
April,   1999,  as  amended  May  1,  2005,   (the
"Agreement")   by   and  between   Mutual   Shares
Securities  Fund,  a series of Franklin  Templeton
Variable     Insurance    Products    Trust,     a
Massachusetts business trust (the "Fund"), and Franklin Mutual Advisers, LLC (the "Investment
Adviser").

                    WITNESSETH:

     WHEREAS, both the Investment Adviser and the Fund wish to amend Paragraph 4A of the Agreement;
and
     WHEREAS, the Board of Trustees of the Fund, including a majority of the Independent Trustees of the Fund present in person, approved the following amendment at a meeting called for such purpose on April 18, 2006.
      NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree as follows:
     The  Fund  agrees  to pay to  the  Investment
Adviser a monthly fee in dollars, at the annual rate of the Fund's daily net assets, as listed below, payable at the end of each calendar month:

          0.600%  of  the value  of  net
          assets up to and including  $5
          billion;

          0.570%  of  the value  of  net
          assets over $5 billion and not
          over $10 billion;

          0.550%  of  the value  of  net
          assets  over  $10 billion  and
          not over $15 billion;

          0.530%  of  the value  of  net
          assets  over  $15 billion  and
          not over $20 billion; and

          0.510%  of  the value  of  net
          assets   in  excess   of   $20
          billion.

     IN WITNESS WHEREOF, this Amendment has been executed on behalf of each party as of the date set forth above.



FRANKLIN TEMPLETON VARIABLE
INSURANCE PRODUCTS TRUST on behalf of
Mutual Shares Securities Fund


By:/s/ Karen L. Skidmore
     Karen L. Skidmore
     Vice President and Secretary



FRANKLIN MUTUAL ADVISERS, LLC


By:/s/ Peter A. Langerman
     Peter A. Langerman
     President